Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive FHS (Australia) Pty. Ltd.	Australia
CSA (Barbados) Investment Co. Ltd.	Barbados
Cooper-Standard Automotive Belgium NV	Belgium
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper (Wuhu) Automotive Co., Ltd.	China
Cooper-Standard Automotive (Kunshan) Co., Ltd.	China
Cooper-Standard (Suzhou) Automotive Co., Ltd.	China
Cooper-Standard Chongqing Automotive Co., Ltd.	China
Cooper-Standard Jingda (Jingzhou) Automotive Co., Ltd. (36%)	China
Cooper-Standard Jingda Changchun Automotive Co., Ltd. (80%)	China
Huayu-Cooper Standard Sealing Systems Co., Ltd. (47.5%)	China
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Ceska republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Inc.	Delaware
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
NISCO Holding Company	Delaware
Nishikawa Cooper LLC (40%)	Delaware
StanTech, Inc.	Delaware
Sterling Investments Company	Delaware
Cooper-Standard Automotive France S.A.S.	France
Cooper Standard France SAS (51%)	France
Cooper-Standard Automotive (Deutschland) GmbH	Germany
CSA Beteiligungen (Deutschland) GmbH	Germany
CSA Germany GmbH & Co. KG	Germany
CSA Germany Verwaltungs GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
Diorama Grundstücksverwatungsgesellschaft mbH & Co. Vermietungs KG (50%)	Germany
Metzeler Automotive Profile Systems GmbH	Germany
Metzeler Kautschuk Unterstuetzungskasse GmbH	Germany
Metzeler Technical Rubber Systems GmbH	Germany
Sujan Barre Thomas AVS Private Limited (2)	India
Cooper-Standard Automotive India Private Limited	India
Metzeler Automotive Profiles India Private Limited (74%)	India
CSA Italy Holdings SrL	Italy
Cooper-Standard Automotive Italy SpA	Italy
Cooper Standard Automotive Japan K.K.	Japan
Cooper-Standard Automotive Korea Inc.	Korea
Guyoung Technology Co. Ltd. (20%)	Korea
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive de Mexico Fluid Services, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive FHS, S.A. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.	Mexico
Cooper-Standard Automotive Services, S.A. de C.V.	Mexico
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard de Mexico S de RL de CV	Mexico
Westborn Service Center, Inc.	Michigan
Cooper-Standard Automotive NC L.L.C.	North Carolina
Cooper-Standard Automotive Inc.	Ohio
Cooper-Standard Automotive OH, LLC	Ohio
CSA Services Inc.	Ohio
CSF Poland z o.o (3).	Poland
Cooper-Standard Polska sp zoo.	Poland
Cooper-Standard Automotive Piotrkow sp zoo	Poland
Wahabi Investments Sp. z o.o.	Poland
Cooper-Standard Romania SRL	Romania
Cooper-Standard DOO Beograd	Serbia
Cooper-Standard Automotive España, S.L.	Spain
Cooper-Standard Rockford Inc.	Tennessee
North America Rubber, Incorporated	Texas
Nishikawa Tachaplalert Cooper Ltd. (20%)	Thailand
Cooper-Standard Automotive International Holdings B.V.	The Netherlands
CSA International Holdings C.V.	The Netherlands
CSA International Holdings Coöperative U.A.	The Netherlands
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive UK Limited	United Kingdom
Cooper-Standard Automotive UK Sealing Limited	United Kingdom

(1) Subsidiaries as of January 17, 2013; wholly-owned except as otherwise indicated

(2) 50% is owned by Cooper Standard France SAS

(3) 100% is owned by Cooper Standard France SAS